UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 21, 2024

MURPHY USA INC.
(Exact name of registrant as specified in its charter)

Delaware		001-35914	46-2279221
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

200 Peach Street
El Dorado,	Arkansas		71730-5836
(Address of principal executive offices)			(Zip Code)

(870) 875-7600
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	MUSA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.   Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 21, 2024, Murphy USA Inc. (“MUSA” or the “Company”) announced that Mindy K. West, currently Executive Vice President, Fuels, Chief Financial Officer and Treasurer, was elected by the Board to the role of Executive Vice President and Chief Operating Officer of MUSA effective March 1, 2024. Ms. West, age 55, has served in her current role since August 2013. Ms. West is relinquishing the roles of Chief Financial Officer and Treasurer on the same date.

In connection with her new role, effective as of March 1, 2024, Ms. West’s compensation will include a base salary of $800,000, an annual incentive program target opportunity of 100% of her base salary, and a long-term incentive target award valued at $2,000,000, consistent with the terms of the MUSA Long-Term Incentive Plan. Long-term incentives (“LTI”) include performance share awards (accounting for 50% of target LTI value), time-based restricted stock units (accounting for 25% of target LTI value) and stock options (accounting for 25% of target LTI value). Payouts on both the annual incentive program and the performance share awards will be based on the achievement of pre-established performance targets. Ms. West remains eligible for benefits similar to those of other Company executives, including participation in MUSA’s health, welfare, retirement, and severance plans among other benefits.

Joining the Company effective March 1, 2024, in the role of Executive Vice President and Chief Financial Officer is Mr. Galagher Jeff, age 53. Mr. Jeff has previously served as the Senior Vice President, FP&A, Treasurer and Chief Transformation Officer at Dollar Tree Stores, Inc. since 2023. Prior to his time at Dollar Tree, Mr. Jeff was Senior Vice President, Finance and Head of Strategy and Transformation at Advance Auto Parts from 2020 to 2023. Prior to 2020, Mr. Jeff was Vice President, U.S. Merchandising Strategy, Pricing and Assortment and Business Analytics from 2016 to 2020 at WalMart Stores, Inc. and from 2014 to 2016 he served as CFO of Walmart.com leading finance and strategy for a major division of WalMart.

In connection with his new role which also includes becoming Principal Financial Officer for the Company, Mr. Jeff will receive a base salary of $600,000, an annual incentive program target opportunity of 75% of his base salary, and a long-term incentive target award valued at $900,000, The mix of Mr. Jeff’s LTI awards is the same as Ms. West’s, as noted above. Other benefits are similar to the benefits offered to other MUSA executives. In addition, Mr. Jeff will receive a sign-on bonus of $420,000 within 30 days of his hire date and will receive a long-term incentive grant with a target value of $750,000 in line with terms and practices of the Company’s annual grants to executives. Mr. Jeff will be eligible for benefits similar to those offered to other Company executives, including participation in MUSA’s health, welfare, retirement and severance plans among other benefits.

The Board also elected Mr. Christopher A. Click to the role of Executive Vice President, Strategy, Growth and Innovation from his prior role of Senior Vice President, Strategy and Analytics. Mr. Click, age 51, had served in his immediately prior role since December 2020. Prior to joining the Company in 2020, Mr. Click was a Principal at KPMG LLP in the firm’s Energy and Infrastructure Strategy practice.

In connection with his new role, Mr. Click will receive a base salary of $550,000, an annual incentive program target opportunity of 75% of his base salary, and a long-term incentive target award valued at $825,000, consistent with terms of the MUSA Long-Term Incentive Plan. The mix of Mr. Click’s LTI awards is the same as Ms. West’s and Mr. Jeff’s mix, as noted above. Mr. Click remains eligible for benefits similar to those of other Company executives, including participation in MUSA’s health, welfare, retirement, and severance plans among other benefits.

There are no arrangements or understandings between Ms. West, Mr. Jeff or Mr. Click and any other person pursuant to which they were elected as an officer of the Company, and there are no family relationships between Ms. West, Mr. Jeff or Mr. Click and any of the Company’s other directors or executive officers. There are no transactions in which Ms. West, Mr. Jeff or Mr. Click has a direct or indirect interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the leadership changes and changes in role is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Index
Exhibit Number	Description
99.1*	News release issued by Murphy USA Inc., dated February 21, 2024, announcing executive leadership changes

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

*Furnished herewith

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY USA INC.

Date:	February 21, 2024	By: /s/ Donald R. Smith, Jr.
Donald R. Smith, Jr.
Vice President and Controller